Summary Translation	Exhibit 4.48

Comprehensive Facility Contract

Contract No. : 2012JIYINZONGXINZIDI12510204

Borrower :Ganglian Finance Leasing Co., Ltd.

Lender : CITIC Shijiazhuang Branch

Signing Date : July 4, 2012

Line of Credit : RMB130, 000,000

Contract term : 18 months, From  July 4, 2012 to December 28, 2013

Loan Guaranty : Pledge Guarantee

- Hebei Chuanglian Finance Leasing Co., Ltd entered into The Maximum Pledge Contract with the accreditor, with the contract no.2012JIYINZUIQUANZHIZIDI12140568.